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Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2003 Date of report (Date of earliest event reported)

SUPERIOR TELECOM INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12261	58-2248978

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

    One Meadowlands Plaza, East Rutherford, New Jersey            07073
                (Address of principal executive offices)                         (Zip Code)

    Registrant's telephone number, including area code        (201) 549-4400

(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure.

        On July 30, 2003, Superior TeleCom Inc. and its affiliated debtors and debtors-in-possession (the "Company") filed a Joint Plan of Reorganization (the "Plan") and a related Disclosure Statement with the United Stated Bankruptcy Court for the District of Delaware (the "Court"). Copies of the Plan and the Disclosure Statement are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. A copy of a press release issued by the Company relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        Bankruptcy law does not permit solicitation of acceptances of the Plan until the Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Company will emerge from Chapter 11 if and when the Plan receives the requisite stakeholder approval and is confirmed by the Court.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit 2.1	—	Joint Plan of Reorganization of Superior TeleCom Inc. and its Affiliated Debtors and Debtors-in-Possession
Exhibit 2.2	—	Disclosure Statement with Respect to Joint Plan of Reorganization of Superior TeleCom Inc. and its Affiliated Debtors and Debtors-in-Possession
Exhibit 99.1	—	Press release, dated July 31, 2003, of Superior TeleCom Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR TELECOM INC.
Date: August 1, 2003	By:	/s/ DAVID S. ALDRIDGE Name: David S. Aldridge Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Joint Plan of Reorganization of Superior TeleCom Inc. and its Affiliated Debtors and Debtors-in-Possession
2.2	Disclosure Statement with Respect to Joint Plan of Reorganization of Superior TeleCom Inc. and its Affiliated Debtors and Debtors-in-Possession
99.1	Press release, dated July 31, 2003, of Superior TeleCom Inc.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX